                                                                   Exhibit 10.70

                                   Exhibit J
                                   ---------
                           Description of Borrower's
                           -------------------------
                                "Plus" Program
                                --------------
(Cover)

AN A-PLUS OPPORTUNITY...

YOUR OPPORTUNITY TO SUCCEED


AFC ENTERPRISES NEW AGE LOGO


(Inside Copy)

MAKING THE GRADE

To be the Franchisor of Choice(TM) -- the top franchise partner in the world. That's one of the primary goals of AFC Enterprises and our brands, Churchs Chicken, Popeyes Chicken and Biscuits, and Chesapeake Bagel Bakery. We want to build a whole network of independent, fast-growing, forward-thinking, well-positioned companies throughout America and literally the world. And one of the key ways we're doing that is through PLUS - Programs Launched Universally for Success.

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PLUS is our effort to eliminate ownership barriers and bring ambitious, talented, women and minority franchisees into restaurant systems than already span 21 countries with more than 2,500 locations. It's our way of developing business in a New Age of Opportunity.



CHURCHS CHICKEN (logo form)

Churchs is a fast food pioneer with a southern fried flavor that makes it a leader in QSR sales growth.


POPEYES CHICKEN & BISCUITS (logo form)

Popeyes has a New Orleans taste that translates into some of the highest average sales in the industry.



CHESAPEAKE BAGEL BAKERY (logo form)

Chesapeake is the world's largest, made-from-scratch bagel bakery.





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

                        DIVERSE INTERESTS, COMMON GOALS



When you join AFC, you join one of the most diverse restaurant systems in the world. In fact, nearly half of our franchisees are minorities or women. And we're using every means at our disposal to ensure that we maintain and maximize our diversity. For example, we're:

        . Tapping government incentives for development in Empowerment Zones, Enterprise Communities and
           Champion Cities

        . Matching investors with experienced restaurant operators to create new opportunities through Equity
           Partnerships

        . Targeting inner cities where we can make a difference and a profit

        . Creating programs that also create jobs in the heart of diverse communities

A PLACE WHERE EXPERIENCE COUNTS

Every year, AFC welcomes a limited number of new PLUS franchisees. If you're a talented individual with at least


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3 years of restaurant management experience and a sound financial standing, and you qualify, AFC and its brands will lower the initial development and franchise fees.

                               PLUS REQUIREMENTS

                Restaurant              A minimum of
                management              3 years
                experience

                Liquid assets           At least
                                        $50,000

                Net worth               Between 150,000
                                        and $250,000

                Development fee         $3,000

                Franchise fee           $7,000

                Royalty and             Standard for
                Advertising fees        the brand

FINDING THE FINANCING TO MAKE IT WORK

There's money out there for those with good skills and good credit, and AFC can help guide you through this financial maze. We're constantly pursuing new avenues and better ideas. One of our best ideas was a special partnership with Banco Popular, one of the fairest and most future-minded financial institutions in the world. Through them, as a PLUS franchisee, you may also qualify for a loan of as much as $1 million or 95% of your initial investment.


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

PIONEERING ON-CAMPUS PARTNERSHIPS

Our multifaceted Creative Management Incentive Program creates opportunities for students, communities, suppliers and especially, potential franchisees.

One part of the program puts college students on the fast tract to ownership. Working with several Historically Black Universities and Colleges, we're developing a college curriculum for restaurant management and franchise ownership. Real world experience is added through internships. When students enrolled in the program graduate, they're guaranteed a job as a restaurant manager, which is simply the next step in our long-term ownership development
                             ----
program. By 2001, we expect to have 250 to 500 students well on their way to becoming franchisees.

Another side to this program puts restaurants on college campuses where they not only serve the student population, they also serve as living classrooms for students enrolled in the Creative Management Incentive Program. That creates unique ownership opportunities for franchisees who want to


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

combine good business with good citizenship and help develop the future business owners who will follow us.

SPEARHEADING RURAL DEVELOPMENT

Through innovative agreements with the Rural Business Service of the U.S. Department of Agriculture and with the Alabama Rural Development Corporation, we're also targeting low-income rural communities for aggressive growth opportunities. By joining one of our brands, and developing within one of the designated counties, you may qualify for a government loan guarantee through the RBS.

ALL THIS - AND THE SUPPORT TO SUCCEED

As part of our effort to become The Franchisor of Choice(TM), all our brands always provide vital support services such as:

        . Real Estate and Development - We're with you every step of the way, from selecting the right site to building out the space - including space in


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           innovative locations such as convenience stores,
           malls, airports and colleges.

        . Training - In preparation for your grand opening, we offer expensive hands-on training. Then we follow up with the ongoing support you need.

        . Operational Support - From restaurant procedures to technology, we provide the knowledge and experience to help your business thrive.

        . Marketing - Our marketing arsenals include aggressive strategies for everything from special promotions to TV commercials to POP -- all designed to drive customers through your doors.

If you're ready to build a future - and that future includes your own restaurant business as well as a place in the community -- have we got a deal for you! To find out more about your opportunities, call Leon J. Oldham, Director of PLUS Programs at 770-353-3188 or contact AFC Enterprises Franchise Services at 1-800-848-8248, extension 25.

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

(Sample Quote)

"Not only is it the best package out there, the PLUS program gave me a chance to realize my dreams all that much sooner."

Geneva Love

New owner of a          in           and a PLUS franchisee/
               --------    ---------

(Sample Quote)

"The PLUS program is just one more reason why I wanted to be an AFC franchisee. I know a winner when I see one - and AFC is a winner."

Hank Aaron

National hero, National League Baseball home-run king and franchisee of more than 5 Churchs restaurants.

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